Exhibit 26 (g) iv. a. 5.

AMENDMENT to

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

(hereinafter the “Reinsurer”)

As of the effective date of each Agreement, the Amendment Effective Date, the Accelerated Death Benefit Rider (ABR) will be              in the Agreements.

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 19, 2013
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 19, 2013
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Aug 19, 2013
Peter G. Ferris
Vice President & Actuary

SCOR GLOBAL LIFE U.S. RE INSURANCE COMPANY

By:	/s/ Glenn Cunningham	Date:	August 9, 2013
Print name: Glenn Cunningham
Title: Executive Vice President

SCOR GLOBAL LIFE U.S. RE INSURANCE COMPANY

By:	/s/ Robin S. Blackwell	Date:	August 12, 2013
Print name: Robin S. Blackwell
Title: Assistant Vice President

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Exhibit

Effective Date of Agreement	Description	TAI Code

8/1/2008	VUL III (XL)

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

(hereinafter referred to as the “Reinsurer”)

Effective April 15, 2013, the Amendment Effective Date, the following will be added to the Claims provision in the Agreements:

With respect to              cases that are issued, the Ceding Company and the Reinsurer will be bound by the applicable            .

All terms and conditions of these Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-27-13
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-27-13
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-27-13
Peter G. Ferris
Vice President & Actuary

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Glenn Cunningham	Date:	June 25, 2013
Print name: Glenn Cunningham
Title: Executive Vice President

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Robin S Blackwell	Date:	June 26, 2013
Print name: Robin S Blackwell
Title: Assistant Vice President

[page break]

Exhibit

Effective Date of Agreement	Description	TAI Code

8/1/2008	VUL III (XL)

AMENDMENT to the

SELECTED REINSURANCE AGREEMENTS

in the attached Exhibit

(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter referred to as the “Ceding Company”)

and

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

(formerly XL Re Life America Inc.)

(hereinafter referred to as the “Reinsurer”)

Effective May 7, 2013, the Amendment Effective Date, Article I, Item D shall be amended to clarify how the            . Article I - Automatic and Facultative Reinsurance of the Agreements will be replaced with the attached Article I - Automatic and Facultative Reinsurance.

All terms and conditions of this Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 5, 2013
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 5, 2013
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	July 5, 2013
Peter G. Ferris
Vice President & Actuary

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Glenn Cunningham	Date:	June 26, 2013
Print name: Glenn Cunningham
Title: Executive Vice President

SCOR GLOBAL LIFE AMERICAS REINSURANCE COMPANY

By:	/s/ Robin S Blackwell	Date:	July 1, 2013
Print name: Robin S Blackwell
Title: Assistant Vice President

[page break]

Exhibit

Effective Date of Agreement	Description	TAI Code
8/1/2008	VUL III

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ARTICLE I: AUTOMATIC AND FACULTATIVE REINSURANCE

A.

The Ceding Company shall automatically cede to the Reinsurer reinsurance of that portion of individual life policies and supplemental benefits as specified in Schedule A – Accepted Coverages, and the Reinsurer shall automatically accept such reinsurance that meets the following requirements:

1.	The individual this Agreement.

2.	The mortality rating on each individual risk must not exceed 500% (Table 16 or P), or its equivalent on a flat extra premium basis.

3.	The maximum amount of insurance issued and applied for in all companies on each risk must not exceed the Jumbo Limit as specified in Schedule B – Reinsurance Limits.

4.	On each individual life, the Ceding Company shall retain the amounts of insurance as specified in Schedule B – Reinsurance Limits.

5.	The maximum amounts of insurance to be automatically reinsured on a life must not exceed the reinsurance limits specified in Schedule B – Reinsurance Limits.

6.	The individual .

B.

Reinsurance which may not be ceded automatically according to the provisions stated in Paragraph A of this Article may be submitted to the Reinsurer for facultative consideration as described in Article II – Facultative Submission.

C.

The liability of the Reinsurer for automatically ceded reinsurance shall commence simultaneously with that of the Ceding Company. The liability of the Reinsurer for reinsurance ceded automatically shall terminate simultaneously with that of the Ceding Company’s liability or as specified in accordance with the provisions of Article IV – Premiums, Payments and Reports or Article X – Increase in Retention. The Reinsurer may terminate its liability for all reinsured policies of the Ceding Company where credible data has not been delivered on a timely basis in accordance with the terms of Schedule F – Reinsurance Reports; however, before the Reinsurer may terminate its liability, the Reinsurer must provide written notice, and the Ceding Company must be allowed thirty (30) days to fix the data. If the data is not fixed within that thirty (30) day period, the Reinsurer may terminate its liability.

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ARTICLE I: AUTOMATIC AND FACULTATIVE REINSURANCE

(Continued)

D.	The risk shall of this Agreement. The . If the rule.

E.

The Reinsurer shall not be liable for benefits paid under the Ceding Company’s conditional receipt or temporary insurance agreement unless all the conditions for automatic reinsurance coverage are met. The pre-issue liability applies only once on any given life no matter how many receipts were issued or initial premiums were accepted by the Ceding Company. After a policy is issued, no reinsurance benefits are payable under this pre-issue coverage provision. The Reinsurer’s liability under the Ceding Company’s conditional receipt or temporary insurance agreement is limited to the lesser of i. or ii. below:

i.	The Automatic Binding Limits in Schedule B – Reinsurance Limits.

ii.	The amount for which the Ceding Company is liable less its retention, less any amount of reinsurance with other reinsurers.